Exhibit T3A.15

EXHIBIT A

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A CORPORATION TO A
LIMITED LIABILITY COMPANY PURSUANT TO
SECTION 18-214 OF THE LIMITED LIABILITY COMPANY ACT

1.                   The jurisdiction where the Corporation first formed is Delaware.

2.                   The jurisdiction immediately prior to filing this Certificate is Delaware.

3.                   The date the Corporation first formed is May 8, 1996.

4.                   The name of the Corporation immediately prior to filing this Certificate is Muzak Capital Corporation.

5.                   The name of the Limited Liability Company as set forth in the Certificate of Formation is Muzak Capital, LLC.

6.                   The conversion of Muzak Capital Corporation to Muzak Capital, LLC shall be effective as of December 31, 2014.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 19th day of December, 2014.

By:	/s/ Steven Richards
	Name:	Steven Richards
	Title:	Sole Director

Muzak Capital, LLC
Certificate of Conversion
Certificate of Formation
Plan of Conversion

CERTIFICATE OF FORMATION

OF

MUZAK CAPITAL, LLC

In compliance with the requirements of Section 18-201 of the Delaware Limited Liability Company Act, relating to the formation of a limited liability company, the undersigned, desiring to form a limited liability company, hereby certifies that:

1.                                      The name of the limited liability company is Muzak Capital, LLC.

2.                                      The address of the limited liability company’s registered office in the State of Delaware is 3411 Silverside Road, Rodney Building #104, Wilmington, DE, 19810. The name of its registered agent at such address is Corporate Creations Network, Inc.

3.                                      The limited liability company shall be formed to be effective as of January 1, 2015.

4.                                      The limited liability is being formed in connection with a Plan of Conversion and Certificate of Conversion to convert Muzak Capital Corporation, a Delaware corporation into Muzak Capital, LLC, a Delaware limited liability company.

IN WITHNESS WHEREOF, the undersigned has executed this Certificate of Formation this 19th day of December, 2014.

By:	/s/ Steven Richards
	Name:	Steven Richards
	Title:	Sole Director

PLAN OF CONVERSION
OF
MUZAK CAPITAL CORPORATION
(a Delaware business corporation)
INTO
MUZAK CAPITAL, LLC
(a Delaware limited liability company)

THIS PLAN OF CONVERSION is approved on December 19, 2014, by Muzak Capital Corporation, which is a business corporation organized under the laws of the State of Delaware, and which is subject to the provisions of the Delaware General Corporation Law (“DGCL”), by resolutions adopted and approved by joint consent of its sole Director and Board of Directors on said date.

1.              Muzak Capital Corporation shall, pursuant to the provisions of Section 266 of the DGCL and Section 18-214 of the Delaware Limited Liability Company Act, be converted into a single member limited liability company to be known as “Muzak Capital, LLC” upon the effective date and time of the Certificate of Conversion to limited liability company and the Certificate of Formation filed with the Secretary of State of the State of Delaware.

2.              The Certificate of Formation of Muzak Capital, LLC, upon effectiveness of the conversion, shall be the Certificate of Formation until amended and changed in the manner prescribed by the provisions of the Delaware Limited Liability Company Act.

3.              The Operating Agreement of Muzak Capital, LLC as in force and effect upon effectiveness of the conversion shall continue to be the operating agreement of said limited liability company and shall continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Delaware Limited Liability Company Act.

4.              The issued and outstanding shares of Muzak Capital Corporation held by the sole Stockholder immediately prior to effectiveness of the conversion shall, upon effectiveness of the conversion, be converted into a One Hundred Percent (100%) membership interest in Muzak Capital, LLC.

IN WITNESS WHEREOF, Muzak Capital Corporation has caused this Plan to be executed by its duly authorized representative as of the date first stated above.

MUZAK CAPITAL CORPORATION

By:	/s/ Steven Richards
Steven Richards, Sole Director